CERTIFICATE OF ELIMINATION

                                    OF

                        SERIES C PREFERRED STOCK

                                   OF

                               VIACOM INC.

                     (Pursuant to Section 151(g) of the
                      Delaware General Corporation Law)



		Viacom Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that the following resolutions respecting Series C Preferred Stock were duly adopted by the Corporation's Board of
Directors:

			RESOLVED, that no shares of the Corporation's Series C Preferred Stock are outstanding and that no shares of the Series C Preferred Stock will be issued subject to the certificate of designation previously filed with respect to the Series C Preferred Stock; and

			FURTHER RESOLVED, that the officers of the Corporation are directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Corporation's certificate of incorporation all matters set forth in the certificate of designation with respect to the Series C Preferred Stock.

	IN WITNESS WHEREOF, Viacom Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Michael D. Fricklas, Executive Vice President and General Counsel, and Patricia D. Caruso, Assistant Secretary, this 23rd day of May, 2001.

					VIACOM INC.



							By: /s/ Michael D. Fricklas
							    -----------------------
							      Michael D. Fricklas
							      Eecutive Vice President
							      and General Counsel

ATTEST:



/s/ Patricia D. Caruso
----------------------
Patricia D. Caruso
Assistant Secretary